Exhibit 99.1
DigitalOcean Announces Third Quarter 2024 Financial Results
Revenue of $198 million, up 12% year-over-year; raising full year guidance
Net Income was $33 million at 17% margin and Adjusted EBITDA was $87 million at 44% margin
Continues innovation in product, releasing 42 new product features
NEW YORK, November 4, 2024 – DigitalOcean Holdings, Inc. (NYSE: DOCN), the simplest scalable cloud, today announced results for its third quarter ended September 30, 2024.
“We had a successful quarter, enabling us to raise our full year revenue guidance while still maintaining full year free cash flow margin guidance,” said Paddy Srinivasan, CEO of DigitalOcean. “We continued to accelerate innovation, releasing 42 new product features across our core Cloud and AI platforms in Q3, that directly meet the needs of our larger customers. We made solid progress towards our objective of democratizing access to AI infrastructure and becoming a software-centric AI platform for growing digital-native companies.”
Third Quarter 2024 Financial Highlights:
•Revenue was $198 million, an increase of 12% year-over-year.
•Annual Run-Rate Revenue (ARR) ended the quarter at $798 million, an increase of 12% year-over-year.
•Gross profit of $119 million, an increase of 12% year-over-year, and gross profit margin was 60%.
•Net income attributable to common stockholders was $33 million, an increase of 72% year-over-year, and net income margin was 17%.
•Adjusted EBITDA was $87 million, an increase of 14% year-over-year, and adjusted EBITDA margin was 44%.
•Diluted net income per share was $0.33 and non-GAAP diluted net income per share was $0.52.
•Net cash from operating activities was $73 million as compared to $54 million in the third quarter 2023.
•Adjusted free cash flow was $26 million as compared to $56 million in the third quarter 2023.
•Cash and cash equivalents was $440 million as of September 30, 2024.
Third Quarter 2024 Operational Highlights:
•Announced that GPU Droplets accelerated by NVIDIA H100 Tensor Core GPUs are available to all customers as of October 1, 2024. This launch offers our users to spin up NVIDIA H100 instances in 1 and 8 GPU configurations directly through the control panel and API.
•Launched the early availability of GenAI Platform, DigitalOcean's first generative AI product.
•Released 42 new product features during the quarter, including Global Load Balancers and Kubernetes Log Forwarding.
•Average Revenue Per Customer (ARPU) was $102.51, an increase of 11% over the third quarter 2023.
•Builders and Scalers, those customers spending more than $50 per month, increased 6% from the third quarter 2023 and their revenue grew 15% year-over-year.
•Net Dollar Retention Rate (NDR) remained stable at 97% as compared to the prior quarter.
•The Company repurchased 297,827 shares during the quarter.
Financial Outlook:
DigitalOcean is initiating guidance for the fourth quarter ending December 31, 2024 as follows:
•Total revenue of $199 to $201 million.

•Adjusted EBITDA margin of 34% to 38%.
•Non-GAAP diluted net income per share of $0.27 to $0.32.
•Fully diluted weighted average shares outstanding of approximately 103 to 104 million shares.
DigitalOcean is updating guidance for the full year 2024 as follows:
•Increasing total revenue guidance of $775 to $777 million.
•Adjusted EBITDA margin of 40% to 41%.
•Adjusted free cash flow margin in the range of 15% to 17% of revenue.
•Non-GAAP diluted net income per share of $1.70 to $1.75.
•Fully diluted weighted average shares outstanding of approximately 103 to 104 million shares.
A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to assess the probable significance of the unavailable information, although it is important to note that these factors could be material to our results computed in accordance with GAAP.
Conference Call Information:
DigitalOcean will host a conference call today, November 4, 2024, at 8:00 a.m. ET to review its results. The conference call and presentation can be accessed by registering for the webcast at https://events.q4inc.com/attendee/527008089. A live webcast and replay of the conference call in addition to the presentation can be accessed from the DigitalOcean investor relations website at http://investors.digitalocean.com.
About DigitalOcean
DigitalOcean simplifies cloud computing so businesses can spend more time creating software that changes the world. With its mission-critical infrastructure and fully managed offerings, DigitalOcean helps developers at startups and growing digital-native businesses rapidly build, deploy and scale, whether creating a digital presence or building digital products. DigitalOcean combines the power of simplicity, security, community and customer support so customers can spend less time managing their infrastructure and more time building innovative applications that drive business growth. For more information, visit digitalocean.com.
Forward‑Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying earnings call referenced in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to: (1) fluctuations in our financial results make it difficult to project future results; (2) our history of operating losses; (3) our identification of a material weakness in our internal control over financial reporting, which may impact our ability to accurately report our financial statements; (4) if we fail to effectively onboard and integrate new members of our executive leadership team and senior management, our business and future growth prospects could be harmed; (5) our ability to attract and retain customers and/or expand usage of our platform by such customers; (6) our ability to release updates and new features to our platform and adapt and respond effectively to rapidly changing technology or customer needs; (7) our increased focus on the development and use of artificial intelligence and machine learning may result in reputational harm, liability or other adverse consequences to our business, results of operations or financial results; (8) breaches in our security measures allowing unauthorized access to our platform, our data, or our customers’ data; (9) the competitive markets in which we participate; (10) general market, political, economic, and business conditions; (11) the operational challenges related to international operations; (12) our ability to successfully integrate acquired businesses, including Paperspace, and achieve expected synergies and benefits; (13) liability we may incur due to the activities of our customers; and (14) our customers’ ability to have continued and unimpeded access to our platform, including as a result of evolving laws and industry standards.
Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent filings and reports we make with the SEC.
We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this release.
About Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with non-GAAP financial measures including: (i) adjusted EBITDA and adjusted EBITDA margin; (ii) non-GAAP net income and non-GAAP diluted net income per share; and (iii) adjusted free cash flow and adjusted free cash flow margin. These measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, adjusted free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of adjusted free cash flow as a measure of our financial performance and liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. Our calculations of each of these measures may differ from the calculations of measures with the same or similar titles by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider each of these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable financial measure calculated in accordance with GAAP and our other GAAP results. A reconciliation of each of our non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP is set forth in the tables in the section “Reconciliation of GAAP to Non-GAAP Data.”
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common stockholders, adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, acquisition related compensation, acquisition and integration related costs, income tax expense, restructuring and other charges, restructuring related charges, impairment of long-lived assets, and other income, net. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, evaluating our operating performance, and for internal planning and forecasting purposes.
Our calculation of adjusted EBITDA and adjusted EBITDA margin may differ from the calculations of adjusted EBITDA and adjusted EBITDA margin by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including our net income attributable to common stockholders and other GAAP results.
Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share
We define non-GAAP net income as net income attributable to common stockholders, excluding stock-based compensation, acquisition related compensation, amortization of acquired intangibles, acquisition and integration related costs, restructuring and other charges, restructuring related charges, impairment of long-lived assets, and other unusual or non-recurring transactions as they occur. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the potentially dilutive effect of our stock options, RSUs, PRSUs, and Convertible Notes.
We believe non-GAAP diluted net income per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of unusual or non-recurring items from period to period for reasons unrelated to overall operating performance.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
Adjusted free cash flow is a non-GAAP financial measure that we define as Net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, and excluding cash paid for restructuring and other charges, acquisition related compensation, restructuring related charges, and acquisition and integration related costs. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by total revenue.
We believe that adjusted free cash flow and adjusted free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments. We further believe that historical and future trends in adjusted free cash flow and adjusted free cash flow margin, even if negative, provide useful information about the amount of Net cash provided by operating activities that is available (or not available) to be used for strategic initiatives. One limitation of adjusted free cash flow and adjusted free cash flow margin is that they do not reflect our future contractual commitments. Additionally, adjusted free cash flow does not represent the total increase or decrease in our cash balance for a given period.
Key Business Metrics:
We utilize the key metrics set forth below to help us evaluate our business and growth, identify trends, formulate financial projections and make strategic decisions.
Customers
We divide our customer population into the following categories:
•Testers: users that both (i) spend less than or equal to $50 per month and (ii) utilize our platform for three months or less.
•Learners: users that both (i) spend less than or equal to $50 for the month-end period and (ii) have been on our platform for more than three months.
•Builders: users that spend greater than $50 and less than or equal to $500 for the month-end period.
•Scalers: users that spend greater than $500 for the month-end period.
We view Learners, Builders and Scalers as the most appropriate measure of our customer population, and Testers have therefore been excluded from the total customer population count. While we believe the total number of these customers is an important indicator of the growth of our business and future revenue opportunity, the trends relating to our Builders and Scalers is of particular importance to us as these customers represent a significant majority of our revenue and revenue growth, and they are representative of the SMB customers that grow on our platform and use multiple products.
ARPU
We calculate ARPU on a monthly basis as our total revenue from Learners, Builders and Scalers in that period divided by the total number of Learner, Builder and Scaler customers determined as of the last day of the reported period. For a quarterly or annual period, ARPU is determined as the weighted average monthly ARPU over such three or 12-month period.
ARR
We calculate ARR at a point in time by multiplying the revenue of the last month of the reported period by 12. For our ARR calculations, we include the total revenue from all customers, including Testers, Learners, Builders and Scalers.
Net Dollar Retention Rate
We calculate net dollar retention rate monthly by starting with the revenue from customers, including Testers, Learners, Builders and Scalers, for our IaaS, PaaS and SaaS offerings during the corresponding month 12 months prior, or the Prior

Period Revenue. We then calculate the revenue from these same customers as of the current month, or the Current Period Revenue, including any expansion and net of any contraction or attrition from these customers over the last 12 months. The calculation also includes revenue from customers that generated revenue before, but not in, the corresponding month 12 months prior, but subsequently generated revenue in the current month and are therefore reflected in the Current Period Revenue. We include this group of re-engaged customers in this calculation because our customers frequently use our platform for projects that stop and start over time. We then divide the total Current Period Revenue by the total Prior Period Revenue to arrive at the net dollar retention rate for the relevant month. For our net dollar retention rate calculations, we include the total revenue from customers, including Testers, Learners, Builders and Scalers, for our IaaS, PaaS and SaaS offerings. For a quarterly or annual period, the net dollar retention rate is determined as the average monthly net dollar retention rates over such three or 12-month period.

Investor Contact
Melanie Strate
investors@digitalocean.com
Media Contact
Dan Jensen
press@digitalocean.com

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	September 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$439,872	$317,236
Marketable securities	—	94,532
Accounts receivable, less allowance for credit losses of $5,664 and $5,848, respectively	68,936	62,186
Prepaid expenses and other current assets	43,198	29,040
Total current assets	552,006	502,994

Property and equipment, net	371,000	305,444
Restricted cash	1,747	1,747
Goodwill	348,674	348,322
Intangible assets, net	123,110	140,151
Operating lease right-of-use assets, net	121,430	155,201
Deferred tax assets	2,035	1,994
Other assets	6,476	5,114
Total assets	$1,526,478	$1,460,967

Current liabilities:
Accounts payable	$12,946	$3,957
Accrued other expenses	28,065	31,046
Deferred revenue	5,575	5,340
Operating lease liabilities, current	68,113	81,320
Other current liabilities	61,311	70,982
Total current liabilities	176,010	192,645

Deferred tax liabilities	3,518	3,533
Long-term debt	1,483,470	1,477,798
Operating lease liabilities, non-current	73,556	91,161
Other long-term liabilities	1,627	9,528
Total liabilities	1,738,181	1,774,665

Preferred stock ($0.000025 par value per share; 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2024 and December 31, 2023)	—	—
Common stock ($0.000025 par value per share; 750,000,000 shares authorized; 92,397,303 and 90,243,442 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively)	2	2
Additional paid-in capital	65,701	30,989
Accumulated other comprehensive loss	(398)	(452)
Accumulated deficit	(277,008)	(344,237)
Total stockholders’ deficit	(211,703)	(313,698)

Total liabilities and stockholders’ deficit	$1,526,478	$1,460,967

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue	$198,484	$177,062	$575,690	$512,010
Cost of revenue	79,043	70,329	226,826	209,562
Gross profit	119,441	106,733	348,864	302,448
Operating expenses:
Research and development	37,377	32,627	105,388	109,468
Sales and marketing	17,036	19,015	57,970	53,346
General and administrative	40,422	20,064	127,034	117,861
Restructuring and other charges	—	(441)	—	20,862
Total operating expenses	94,835	71,265	290,392	301,537

Income from operations	24,606	35,468	58,472	911

Other income (expense):
Interest expense	(2,262)	(2,333)	(6,887)	(6,634)
Interest income and other income, net	7,297	3,979	17,120	18,967
Other income, net	5,035	1,646	10,233	12,333

Income before income taxes	29,641	37,114	68,705	13,244
Income tax benefit (expense)	3,308	(17,939)	(2,479)	(9,774)
Net income attributable to common stockholders	$32,949	$19,175	$66,226	$3,470
Net income per share attributable to common stockholders
Basic	$0.36	$0.22	$0.72	$0.04
Diluted	$0.33	$0.20	$0.70	$0.04
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	92,145	87,667	91,413	90,769
Diluted	102,591	102,674	102,678	97,747

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating activities
Net income attributable to common stockholders	$66,226	$3,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	100,825	87,085
Stock-based compensation	67,659	65,589
Provision for expected credit losses	12,018	11,416
Operating lease right-of-use assets and liabilities, net	2,861	5,783
Net accretion of discounts and amortization of premiums on investments	2,569	(2,262)
Non-cash interest expense	5,987	5,958
Loss on impairment of long-lived assets	356	1,140
Deferred income taxes	—	561
Release of VAT reserve	—	(819)
Other	(2,572)	484
Changes in operating assets and liabilities:
Accounts receivable	(18,768)	(16,777)
Prepaid expenses and other current assets	(13,594)	(7,569)
Accounts payable and accrued expenses	1,136	(15,870)
Deferred revenue	235	(561)
Other assets and liabilities	(13,552)	16,798
Net cash provided by operating activities	211,386	154,426

Investing activities
Capital expenditures - property and equipment	(132,886)	(67,077)
Capital expenditures - internal-use software development	(6,492)	(4,075)
Cash paid for acquisition of businesses, net of cash acquired	—	(99,340)
Cash paid for asset acquisitions	—	(2,500)
Purchase of marketable securities	—	(352,313)
Maturities of marketable securities	91,675	773,335
Purchased interest on marketable securities	—	(151)
Proceeds from interest on marketable securities	—	151
Proceeds from sale of equipment	42	236
Net cash (used in) provided by investing activities	(47,661)	248,266

Financing activities
Proceeds related to the issuance of common stock under equity incentive plan	11,890	15,358
Proceeds from the issuance of common stock under employee stock purchase plan	2,231	2,797
Principal repayments of finance leases	(4,097)	(947)
Employee payroll taxes paid related to net settlement of equity awards	(21,166)	(15,594)
Repurchase and retirement of common stock including related costs	(29,878)	(474,950)
Net cash used in financing activities	(41,020)	(473,336)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(69)	(55)
Increase (decrease) in cash, cash equivalents and restricted cash	122,636	(70,699)

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash, cash equivalents and restricted cash - beginning of period	318,983	151,807
Cash, cash equivalents and restricted cash - end of period	$441,619	$81,108

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2024	2023	2024	2023
GAAP Net income attributable to common stockholders	$32,949	$19,175	$66,226	$3,470

Adjustments:
Depreciation and amortization	35,810	30,554	100,825	87,085
Stock-based compensation(1)	22,949	28,731	67,512	92,754
Interest expense	2,262	2,333	6,887	6,634
Acquisition related compensation	3,193	7,995	11,439	22,576
Acquisition and integration related costs	—	2,366	—	5,113
Income tax expense	(3,308)	17,939	2,479	9,774
Restructuring and other charges(1)	—	(441)	—	20,862
Restructuring related charges(1)(2)	162	(29,484)	4,025	(26,757)
Impairment of long-lived assets	—	587	356	1,140
Other income, net(3)	(7,297)	(3,979)	(17,120)	(18,967)
Adjusted EBITDA	$86,720	$75,776	$242,629	$203,684
As a percentage of revenue:
Net income margin	17%	11%	12%	1%
Adjusted EBITDA margin	44%	43%	42%	40%
___________________
(1)For the nine months ended September 30, 2024, non-GAAP stock-based compensation excludes $0.1 million as it is presented in Restructuring related charges. There were no reclassifications of stock-based compensation for the three months ended September 30, 2024. For the three and nine months ended September 30, 2023, non-GAAP stock-based compensation excludes $31.3 million, reversal related to the former CEO’s forfeited MRSU award that is reported in Restructuring related charges.
(2)For the three and nine months ended September 30, 2024, primarily consists of executive reorganization charges. For the three and nine months ended September 30, 2023, primarily consists of the $31.3 million reversal of stock-based compensation related to the former CEO’s forfeited MRSU award, partially offset by salary continuation charges, executive reorganization charges including severance, CEO search firm fees, and other legal and professional service costs.
(3)For the three and nine months ended September 30, 2024 and 2023, primarily consists of interest and accretion income from our cash and cash equivalents and marketable securities.

Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2024	2023	2024	2023
GAAP Net income attributable to common stockholders	$32,949	$19,175	$66,226	$3,470
Stock-based compensation(1)	22,949	28,731	67,512	92,754
Acquisition related compensation	3,193	7,995	11,439	22,576
Amortization of acquired intangible assets	5,571	5,651	17,041	13,231
Acquisition and integration related costs	—	2,366	—	5,113
Restructuring and other charges(1)	—	(441)	—	20,862
Restructuring related charges(1)(2)	162	(29,484)	4,025	(26,757)
Impairment of long-lived assets	—	587	356	1,140
Non-GAAP income tax adjustment(3)	(13,150)	9,011	(24,573)	(14,393)
Non-GAAP Net income	$51,674	$43,591	$142,026	$117,996

Non-cash charges related to convertible notes(4)	$1,590	$1,563	$4,764	$4,684
Non-GAAP Net income used to compute net income per share, diluted	$53,264	$45,154	$146,790	$122,680

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2024	2023	2024	2023
GAAP Net income per share attributable to common stockholders, diluted	$0.33	$0.20	$0.70	$0.04
Stock-based compensation(1)	0.22	0.27	0.66	0.87
Acquisition related compensation	0.03	0.07	0.11	0.21
Amortization of acquired intangible assets	0.05	0.05	0.16	0.12
Acquisition and integration related costs	—	0.02	—	0.05
Restructuring and other charges(1)	—	—	—	0.20
Restructuring related charges(1)(2)	—	(0.28)	0.03	(0.25)
Impairment of long-lived assets	—	—	—	0.01
Non-cash charges related to convertible notes(4)	0.02	0.02	0.04	0.04
Non-GAAP income tax adjustment(3)	(0.13)	0.09	(0.27)	(0.13)
Non-GAAP Net income per share, diluted*	$0.52	$0.44	$1.43	$1.16

GAAP Weighted-average shares used to compute net income per share, diluted	102,591	102,674	102,678	97,747
Weighted-average dilutive effect of potentially dilutive securities	—	—	—	8,403
Non-GAAP Weighted-average shares used to compute net income per share, diluted	102,591	102,674	102,678	106,150
*May not foot due to rounding
______________
(1)For the nine months ended September 30, 2024, non-GAAP stock-based compensation excludes $0.1 million as it is presented in Restructuring related charges. There were no reclassifications of stock-based compensation for the three months ended September 30, 2024. For the three and nine months ended September 30, 2023, non-GAAP stock-based compensation excludes $31.3 million, reversal related to the former CEO’s forfeited MRSU award that is reported in Restructuring related charges.
(2)For the three and nine months ended September 30, 2024, primarily consists of executive reorganization charges. For the three and nine months ended September 30, 2023, primarily consists of the $31.3 million reversal of stock-based compensation related to the former CEO’s forfeited MRSU award, partially offset by salary continuation charges, executive reorganization charges including severance, CEO search firm fees, and other legal and professional service costs.
(3)For the three and nine months ended September 30, 2024, we used a tax rate of 16%, which we believe is a reasonable estimate of our long-term effective tax rate applicable to non-GAAP pre-tax income for 2024. For the three and nine months ended September 30, 2023, we used a tax rate of 17%, which we believe was a reasonable estimate of our long-term effective tax rate applicable to non-GAAP pre-tax income for 2023.
(4)Consists of non-cash interest expense for amortization of deferred financing fees related to the Convertible Notes.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2024	2023	2024	2023
GAAP Net cash provided by operating activities	$73,353	$54,050	$211,386	$154,426
Adjustments:
Capital expenditures - property and equipment	(57,352)	(20,229)	(132,886)	(67,077)
Capital expenditures - internal-use software development	(2,446)	(1,180)	(6,492)	(4,075)
Restructuring and other charges	—	848	61	16,774
Restructuring related charges(1)	289	1,231	4,919	3,958
Acquisition related compensation	12,386	16,851	20,712	16,851
Acquisition and integration related costs	—	4,506	302	6,067
Adjusted free cash flow	$26,230	$56,077	$98,002	$126,924
As a percentage of revenue:
GAAP Net cash provided by operating activities	37%	31%	37%	30%
Adjusted free cash flow margin	13%	32%	17%	25%
___________________
(1)For the three and nine months ended September 30, 2024, primarily consists of executive reorganization charges. For the three and nine months ended September 30, 2023, primarily consists of salary continuation charges and executive reorganization charges, including CEO search firm fees and other legal and professional service costs.